Exhibit 99.1

Sportsman's Warehouse Holdings, Inc. Announces

Fourth Quarter and Fiscal Year 2023 Financial Results

WEST JORDAN, Utah, April 3, 2024--Sportsman's Warehouse Holdings, Inc. (“Sportsman's Warehouse” or the “Company”) (Nasdaq: SPWH) today announced financial results for the fourteen and fifty-three weeks ended February 3, 2024, which includes an extra week compared with the prior year period.

“Despite lower than expected fourth quarter sales, we were successful in reducing our excess inventory and ended the fiscal year in a significantly healthier inventory position,” said Paul Stone, President and Chief Executive Officer of Sportsman’s Warehouse. “Our efforts to control costs and reduce excess inventory allowed us to generate free cash flow and exceed our internal debt reduction targets. These efforts, combined with more efficient inventory purchasing, will allow us to deliver the merchandise our customers need and expect for their outdoor adventures.”

Mr. Stone continued, “Our initial efforts in 2024 have been focused on resetting the organization to provide our passionate customers a positive in-store experience. This fundamental strategy includes great merchandising, exceptional service, and investing in the necessary tools, people and processes to regain our edge as the local outdoor retailer of choice. Our team is energized around these key initiatives and the direction we are headed. We are confident that centering our efforts on providing our passionate customers with great gear and exceptional service in our stores is the foundation that will ultimately allow us to achieve our primary goal: returning the business to profitability and growth.”

For the fourteen weeks ended February 3, 2024:

•
Net sales were $370.4 million, a decrease of 2.3%, compared to $379.3 million in the fourth quarter of fiscal year 2022. The net sales decrease was primarily due to lower sales demand from consumer inflationary pressures and recession concerns, partially offset by the opening of 15 new stores over the last year and $15.4 million from the additional week of sales.
•
Same store sales decreased 12.8% on a 13-week comparable basis, compared with the prior year fourth quarter.
•
Gross profit was $99.4 million or 26.8% of net sales, compared to $122.8 million or 32.4% of net sales in the comparable prior year period. This decrease as a percentage of net sales can be attributed to lower overall product margins due to aggressive promotional activity to reduce distressed inventory, primarily in our clothing and footwear categories.
•
Selling, general and administrative (SG&A) expenses were $107.3 million or 29.0% of net sales, compared to $106.7 million or 28.1% of net sales in the fourth quarter of fiscal year 2022. The increase in absolute dollars is primarily due to higher depreciation and rent expenses from the opening of 15 new stores in 2023, mainly offset by a decrease in overall payroll expenses and reduced marketing spend.
•
Net loss was $(8.7) million, compared to net income of $11.0 million in the fourth quarter of fiscal year 2022. Adjusted net loss was $(7.5) million compared to adjusted net income of $12.7 million in the fourth quarter of fiscal year 2022 (see “GAAP and Non-GAAP Measures”).
•
Adjusted EBITDA was $5.3 million, compared to $28.2 million in the comparable prior year period (see “GAAP and Non-GAAP Measures”).
•
Diluted loss per share was $(0.23) compared to diluted earnings per share of $0.29 in the comparable prior year period. Adjusted diluted loss per share was $(0.20) compared to adjusted diluted earnings per share of $0.33 for the comparable prior year period (see “GAAP and Non-GAAP Measures”).

For the fifty-three weeks ended February 3, 2024:

•
Net sales were $1,288.0 million, compared with $1,399.5 million or a decrease of 8.0% compared to fiscal year 2022. Excluding the extra week, net sales in fiscal 2023 were $1,272.6 million. The Company’s net sales decreased primarily from the continued impact of consumer inflationary pressures and recessionary concerns on discretionary spending, resulting in a decline in store traffic and lower sales demand across all product categories. These headwinds were partially offset by the Company’s opening of 15 new stores during fiscal year 2023.
•
Same store sales decreased 14.4% during fiscal year 2023 compared to fiscal year 2022, excluding the extra week of sales in fiscal 2023. This decrease was due to lower sales in all product categories.
•
Gross profit was $383.4 million or 29.8% of net sales, as compared to $460.2 million or 32.9% of net sales for fiscal year 2022. These decreases were primarily driven by reduced product margins in our ammunition category within our Hunting and Shooting department, lower margins in our Apparel and Footwear departments, resulting from our increased promotional efforts to reduce inventory and decreases in net and same store sales.
•
SG&A expenses increased to $408.8 million or 31.7% of net sales, compared with $402.2 million or 28.7% of net sales for fiscal year 2022. This increase was primarily due to higher depreciation and rent expenses due to the addition of 15 new stores, partially offset by lower total payroll and other operating expenses.
•
Net loss was $(29.0) million compared to net income of $40.5 million in fiscal year 2022. Adjusted net loss was $(24.1) million compared to adjusted net income of $43.0 million in fiscal year 2022 (see “GAAP and Non-GAAP Measures”).
•
Adjusted EBITDA was $24.6 million compared to $97.9 million in fiscal year 2022 (see “GAAP and Non-GAAP Measures”).
•
Diluted loss per share was $(0.77) for fiscal year 2023, compared to diluted earnings per share of $1.00 in fiscal year 2022. Adjusted diluted loss per share was $(0.64) for fiscal year 2023 compared to adjusted diluted earnings per share of $1.06 in fiscal year 2022 (see “GAAP and Non-GAAP Measures”).

Balance sheet and capital allocation highlights as of February 3, 2024:

•
The Company ended the year with net debt of $122.9 million, comprised of $3.1 million of cash on hand and $126.0 million of borrowings outstanding under the Company’s revolving credit facility. Inventory at the end of the year was $354.7 million.

•
Total liquidity was $91.4 million as of the end of fiscal year 2023, comprised of $88.3 million of availability on the revolving credit facility and $3.1 million of cash on hand.

2024 Outlook:

During 2024, the Company will be providing guidance on an annual basis, versus its past cadence of quarterly guidance, as it focuses its efforts on returning to profitability. For fiscal year 2024, the Company expects net sales to be in the range of $1.15 billion to $1.23 billion and adjusted EBITDA to be in the range of $45 million to $65 million. The Company also expects capital expenditures for 2024 to be in the range of $20 million to $25 million, primarily consisting of technology investments relating to merchandising and store productivity. No new store openings are currently anticipated.

The Company has not reconciled expected adjusted EBITDA for fiscal year 2024 to GAAP net income because the Company does not provide guidance for net (loss) income and is not able to provide a reconciliation to net (loss) income without unreasonable effort. The Company is not able to estimate net (loss) income on a forward-looking basis without unreasonable efforts due to the variability and complexity with respect to the charges excluded from Adjusted EBITDA.

Jeff White, Chief Financial Officer of Sportsman’s Warehouse said, “Despite the challenging macroeconomic environment, we expect to generate significant EBITDA and excess free cash flow in 2024 while at the same time investing in our business. During the fourth quarter we used our excess cash flow to reduce our line of credit by $59.4 million. Our continued focus on tightly managing our inventory, as well as costs throughout the organization, will allow us to further reduce our bank borrowings, and in doing so, reduce our interest expense.”

Conference Call Information:

A conference call to discuss fourth quarter and fiscal year 2023 financial results is scheduled for April 3, 2024, at 5:00 PM Eastern Time. The conference call will be webcast and may be accessed via the Investor Relations section of the Company’s website at www.sportsmans.com.

Non-GAAP Information

This press release includes the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission (the “SEC”) and that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”): adjusted net (loss) income, adjusted diluted (loss) earnings per share and adjusted EBITDA. The Company defines adjusted net (loss) income as net (loss) income plus expenses incurred relating to executive transition costs, costs related to the implementation of our cost reduction plan and a one-time legal settlement and related fees and expenses. The Company defines adjusted diluted (loss) earnings per share as adjusted net income divided by diluted weighted average shares outstanding. The Company defines Adjusted EBITDA as net income plus interest expense, income tax (benefit) expense, depreciation and amortization, stock-based compensation expense, a one-time legal settlement and related fees and expenses, costs related to the implementation of our cost reduction plan and executive transition costs. Beginning with the three months ended October 28, 2023, the Company no longer adds back new store pre-opening expenses to net (loss) income to determine Adjusted EBITDA. The presentation of past periods has been conformed to the current presentation. Net (loss) income is the most comparable GAAP financial measure to adjusted EBITDA. The Company has reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures under “GAAP and Non-GAAP Measures” in this release. As noted above, the Company has not provided a reconciliation of fiscal year 2024 guidance for Adjusted EBITDA, in reliance on the unreasonable efforts, exception provided under Item 10I(1)(i)(B) of Regulation S-K.

The Company believes that these non-GAAP financial measures not only provide its management with comparable financial data for internal financial analysis but also provide meaningful supplemental information to investors and are frequently used by analysts, investors and other interested parties in the evaluation of companies in the Company’s industry. Specifically, these non-GAAP financial measures allow investors to better understand the performance of the Company’s business and facilitate a more meaningful comparison of its diluted (loss) earnings per share and actual results on a period-over-period basis. The Company has provided this information as a means to evaluate the results of its ongoing operations and uses these additional measurement tools for purposes of business decision-making, including evaluating store performance, developing budgets and managing expenditures. Other companies in the Company’s industry may calculate these items differently than the Company does. Each of these measures is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. The presentation of such measures, which may include adjustments to exclude unusual or non-recurring items, should not be construed as an inference that the Company’s future results, cash flows or leverage will be unaffected by other unusual or non-recurring items.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this release include, but are not limited to, statements regarding our ability to deliver merchandise our customers need and expect for their outdoor adventures; our ability to achieve our goal to return the business to profitability and growth; our ability to reduce our bank borrowing; and our guidance for adjusted EBITDA and capital expenditure for fiscal year 2024. Investors can identify these statements by the fact that they use words such as “aim,” “anticipate,” “assume,” “believe,” “can have,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “likely,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “should,” “target,” “will,” “would” and similar terms and phrases. These forward-looking statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and our management’s beliefs and assumptions. We derive many of our forward-looking statements from our own operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that predicting the impact of known factors is very difficult, and we cannot anticipate all factors that could affect our actual results. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to many factors including, but not limited to: current and future government regulations relating to the sale of firearms and ammunition, which may impact the supply and demand for the Company’s products and ability to conduct its business; the Company’s retail-based business model which is impacted by general economic and market conditions and economic, market and financial uncertainties that may cause a decline in consumer spending; the Company’s concentration of stores in the Western United States which makes the Company susceptible to adverse conditions in this region, and could affect the Company’s sales and cause the Company’s operating results to suffer; the highly fragmented and competitive industry in which the Company operates and the potential for increased competition; changes in consumer demands, including regional preferences, which we may not be able to identify and respond to in a timely manner; the Company’s entrance into new markets or operations in existing markets, including the Company’s plans to open additional stores in future periods, which may not be successful; the Company’s implementation of a plan to reduce expenses in response to adverse macroeconomic conditions; impact of general macroeconomic conditions, such as labor shortages, inflation, rising interest rates, economic slowdowns, and recessions or market corrections ; and other factors that are set forth in the Company's filings with the SEC, including under the caption “Risk Factors” in the Company’s Form 10-K for the fiscal year ended January 28, 2023, which was filed with the SEC on April 13, 2023, and the Company’s other public filings made with the SEC and available at www.sec.gov. If one or more of these risks or uncertainties materialize, or if any of the Company’s assumptions prove incorrect, the Company’s actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this release speaks only as of the date on which the Company makes it. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

About Sportsman's Warehouse Holdings, Inc.

Sportsman’s Warehouse Holdings, Inc. is an outdoor specialty retailer focused on meeting the needs of the seasoned outdoor veteran, the first-time participant, and everyone in between. We provide outstanding gear and exceptional service to inspire outdoor memories.

For press releases and certain additional information about the Company, visit the Investor Relations section of the Company's website at www.sportsmans.com.

Investor Contact:

Riley Timmer

Vice President, Investor Relations & Corp. Development

Sportsman’s Warehouse

(801) 566-6681

investors@sportsmans.com

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

Condensed Consolidated Statements of Operations (Unaudited)

(amounts in thousands, except per share data)

	For the Fiscal Quarters Ended

	February 3, 2024	% of net sales	January 28, 2023	% of net sales	YOY Variance
Net sales	$370,394	100.0%	$379,269	100.0%	$(8,875)
Cost of goods sold	271,027	73.2%	256,481	67.6%	14,546
Gross profit	99,367	26.8%	122,788	32.4%	(23,421)

Operating expenses:
Selling, general and administrative expenses	107,300	29.0%	106,747	28.1%	553
Income from operations	(7,933)	(2.2%)	16,041	4.3%	(23,974)
Interest expense	3,351	0.9%	1,674	0.4%	1,677
Income before income tax expense	(11,284)	(3.1%)	14,367	3.8%	(25,651)
Income tax expense	(2,545)	(0.7%)	3,338	0.9%	(5,883)
Net income	$(8,739)	(2.4%)	$11,029	2.9%	$(19,768)

Earnings per share
Basic	$(0.23)		$0.29		$(0.53)
Diluted	$(0.23)		$0.29		$(0.52)

Weighted average shares outstanding
Basic	37,457		37,642		(185)
Diluted	37,457		37,944		(487)

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

Condensed Consolidated Statements of Operations (Unaudited)

(amounts in thousands, except per share data)

	For the Fiscal Years Ended

	February 3, 2024	% of net sales	January 28, 2023	% of net sales	YOY Variance
Net sales	$1,287,987	100.0%	$1,399,515	100.0%	$(111,528)
Cost of goods sold	904,574	70.2%	939,275	67.1%	(34,701)
Gross profit	383,413	29.8%	460,240	32.9%	(76,827)

Operating expenses:
Selling, general and administrative expenses	408,750	31.7%	402,177	28.7%	6,573
Income from operations	(25,337)	(1.9%)	58,063	4.2%	(83,400)
Interest expense	12,869	1.0%	4,195	0.3%	8,674
Income before income tax expense	(38,206)	(2.9%)	53,868	3.9%	(92,074)
Income tax expense	(9,209)	(0.7%)	13,350	1.0%	(22,559)
Net income	$(28,997)	(2.2%)	$40,518	2.9%	$(69,515)

Earnings per share
Basic	$(0.77)		$1.00		$(1.77)
Diluted	$(0.77)		$1.00		$(1.77)

Weighted average shares outstanding
Basic	37,489		40,489		(3,000)
Diluted	37,489		40,719		(3,230)

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

Condensed Consolidated Balance Sheets (Unaudited)

(amounts in thousands, except par value data)

	February 3,	January 28,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$3,141	$2,389
Accounts receivable, net	2,119	2,053
Merchandise inventories	354,710	399,128
Prepaid expenses and other	20,078	22,326
Total current assets	380,048	425,896
Operating lease right of use asset	309,377	268,593
Property and equipment, net	194,452	162,586
Goodwill	1,496	1,496
Deferred tax asset	505	—
Definite lived intangibles, net	327	389
Total assets	$886,205	$858,960

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$56,122	$61,948
Accrued expenses	83,665	99,976
Income taxes payable	126	932
Operating lease liability, current	48,693	45,465
Revolving line of credit	126,043	87,503
Total current liabilities	314,649	295,824
Long-term liabilities:
Deferred income taxes	—	9,544
Operating lease liability, noncurrent	307,000	260,479
Total long-term liabilities	307,000	270,023
Total liabilities	621,649	565,847

Commitments and contingencies
Stockholders' equity:
Preferred stock, $.01 par value; 20,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $.01 par value; 100,000 shares authorized; 37,529 and 37,541 shares issued and outstanding, respectively	375	375
Additional paid-in capital	81,798	79,743
Retained earnings	182,383	212,995
Total stockholders' equity	264,556	293,113
Total liabilities and stockholders' equity	$886,205	$858,960

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

Condensed Consolidated Statements Cash Flows (Unaudited)

(amounts in thousands)

	Fiscal Year Ended
	February 3,	January 28,
	2024	2023
Cash flows from operating activities:
Net (loss) income	$(28,997)	$40,518
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation of property and equipment	38,947	31,710
Amortization of deferred financing fees	154	184
Amortization of definite lived intangible	62	66
Noncash lease expense	17,099	28,582
Deferred income taxes	(10,049)	3,765
Stock-based compensation	4,237	4,673
Change in operating assets and liabilities, net of amounts acquired:
Accounts receivable, net	(67)	(116)
Operating lease liabilities	(8,134)	(25,336)
Merchandise inventories	44,418	(12,568)
Prepaid expenses and other	2,093	(46)
Accounts payable	1,786	(1,509)
Accrued expenses	(8,477)	(14,561)
Income taxes payable and receivable	(806)	(8,568)
Net cash provided by (used in) operating activities	52,266	46,794
Cash flows from investing activities:
Purchase of property and equipment, net of amounts acquired	(79,895)	(63,511)
Proceeds from sale-leaseback transactions	—	2,923
Net cash used in investing activities	(79,895)	(60,588)
Cash flows from financing activities:
Net borrowings on line of credit	38,540	21,449
Increase (Decrease) in book overdraft, net	(6,362)	4,471
Proceeds from issuance of common stock per employee stock purchase plan	796	894
Payment of withholdings on restricted stock units	(1,845)	(2,393)
Payments to acquire treasury stock	(2,748)	(64,748)
Payment of deferred financing costs	—	(508)
Net cash provided by (used in) financing activities	28,381	(40,835)
Net change in cash and cash equivalents	752	(54,629)
Cash and cash equivalents at beginning of period	2,389	57,018
Cash and cash equivalents at end of period	$3,141	$2,389

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

GAAP and Non-GAAP Financial Measures (Unaudited)

(amounts in thousands, except per share data)

Reconciliation of GAAP net (loss) income and GAAP dilutive (loss) earnings per share to adjusted net (loss) income and adjusted diluted (loss) earnings per share:

	For the Fiscal Quarters Ended		For the Fiscal Years Ended
	February 3, 2024	January 28, 2023	February 3, 2024	January 28, 2023
Numerator:
Net (loss) income	(8,739)	11,029	(28,997)	40,518
Executive transition costs (1)	1,696	115	4,763	1,329
Cost reduction plan (2)	-	-	1,216	2,088
Legal expense (3)	-	2,088	687	-
Less tax benefit	(441)	(573)	(1,733)	(888)
Adjusted net (loss) income	(7,484)	12,659	(24,064)	43,047

Denominator:
Diluted weighted average shares outstanding	37,457	37,944	37,489	40,719

Reconciliation of earnings per share:
Dilutive (loss) earnings per share	(0.23)	0.29	(0.77)	1.00
Impact of adjustments to numerator and denominator	0.03	0.04	0.13	0.06
Adjusted diluted (loss) earnings per share	(0.20)	0.33	(0.64)	1.06

(1) For fiscal year 2023, we incurred $4.8 million in expenses for employee retention bonuses after the retirement of our Chief Executive Officer in April 2023, professional fees for the engagement of a search firm to identify director candidates and candidates for Chief Executive Officer, an executive signing bonus and relocation reimbursement and certain costs related to recruitment for our senior management team. For fiscal year 2022, costs incurred for the recruitment and hiring of various key members of other senior management team members.

(2) Severance expenses paid as part of our cost reduction plan implemented during fiscal year 2023.
(3) For fiscal year 2023 represents a one-time legal settlement and related fees and expenses. For fiscal year 2022 an accrued settlement in relation to the closure of one of our stores in 2019.

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

GAAP and Non-GAAP Financial Measures (Unaudited)

(amounts in thousands, except per share data)

Reconciliation of net (loss) income to adjusted EBITDA (1):

	For the Fiscal Quarters Ended		For the Fiscal Years Ended
	February 3, 2024	January 28, 2023	February 3, 2024	January 28, 2023
Net (loss) income	(8,739)	11,029	(28,997)	40,518
Interest expense	3,351	1,674	12,869	4,195
Income tax expense (benefit)	(2,545)	3,338	(9,209)	13,350
Depreciation and amortization	10,597	8,764	39,009	31,776
Stock-based compensation expense (2)	896	1,147	4,237	4,673
Legal expense (3)	-	2,088	687	2,088
Cost reduction plan (4)	-	-	1,216	-
Executive transition costs (5)	1,696	115	4,763	1,329
Adjusted EBITDA	5,256	28,155	24,575	97,929

(1) Beginning with the three months ended October 28, 2023, we no longer add back new store pre-opening expenses to our net (loss) income to determine Adjusted EBITDA. The presentation of past periods has been conformed to the current presentation. For the 14 and 53 weeks ended February 3, 2024 we incurred $0.4 million and $5.8 million, respectively, in new store pre-opening expenses. For the 13 and 52 weeks ended January 28, 2023 $0.7 million and $3.7 million, respectively, in new store pre-opening expenses.

(2) Stock-based compensation expense represents non-cash expenses related to equity instruments granted to employees under our 2019 Performance Incentive Plan and Employee Stock Purchase Plan.
(3) For fiscal year 2023 represents a one-time legal settlement and related fees and expenses. For fiscal year 2022 an accrued settlement in relation to the closure of one of our stores in 2019.
(4) Severance expenses paid as part of our cost reduction plan implemented during fiscal year 2023.

(5) For fiscal year 2023, we incurred $4.8 million in expenses for employee retention bonuses after the retirement of our Chief Executive Officer in April 2023, professional fees for the engagement of a search firm to identify director candidates and candidates for Chief Executive Officer, an executive signing bonus and relocation reimbursement and certain costs related to recruitment for our senior management team. For fiscal year 2022, costs incurred for the recruitment and hiring of various key members of other senior management team members.